Exhibit 99.1
Galaxy Announces Fourth Quarter and Full Year 2025 Financial
Results
NEW YORK, February 3, 2026 — Galaxy Digital Inc. (Nasdaq/TSX: GLXY) (the "Company" or "GDI") today released financial results for the fourth quarter and year ended December 31, 2025. In this press release, a reference to "Galaxy", "we", "our" and similar words refers to GDI, its subsidiaries and affiliates, and, prior to the Reorganization Transactions, refers to Galaxy Digital Holdings LP (the "Partnership" or "GDH LP"), its
subsidiaries and affiliates, or any one of them, as the context requires.1
— Financial Highlights
•Q4 2025 net loss of $482 million, diluted EPS of $(1.08), and adjusted EPS of $(1.08), driven primarily by the depreciation of digital asset prices in the quarter.2
•Full year 2025 net loss of $241 million, diluted EPS of $(0.61), and adjusted EPS of $(0.61) due to lower digital asset prices and approximately $160 million of one-time costs during the year.2
•Full year 2025 adjusted gross profit of $426 million and adjusted EBITDA of $34 million.2
•Total equity of $3.0 billion and cash and stablecoins holdings of $2.6 billion as of December 31, 2025.3
— 2025 Highlights
•Successfully completed the reorganization and domestication as a Delaware-incorporated entity and began trading on Nasdaq.
•Global Markets: Delivered record trading adjusted gross profit, volumes, loan book size and advisory fees, including execution of one of the largest notional bitcoin transactions in history.
•Asset Management & Infrastructure Solutions: Total assets on platform ended the year at $12 billion, with $2.0 billion of net inflows in the Asset Management business, representing 34% organic growth.4 Galaxy expanded its staking platform through five integrations with leading global custodians.
•Data Centers: Executed 800 megawatts (“MW”) of long-term agreements with CoreWeave.
— Corporate Updates
•On January 15, 2026 Galaxy announced the completion of ERCOT Interconnection Studies and the approval for additional 830 MW at Helios, doubling total approved power capacity to over 1.6 gigawatts.
•Strengthened the balance sheet through $325 million of equity capital raised and a $1.3 billion exchangeable senior notes offering to fund growth initiatives and for general corporate purposes.
•Acquired staking software development firm Alluvial Finance, making Galaxy the Development
Company for Liquid Collective, a leading enterprise-grade liquid staking protocol.

SELECT FINANCIAL METRICS	Q4 2025	Q3 2025	Q/Q % Change	FY 2025
Total Assets	$11,348M	$11,523M	(2)%	-
Total Equity	$3,035M	$3,172M	(4)%	-
Cash & Stablecoins[3]	$2,606M	$1,910M	36%	-
Net Digital Assets and Investments[5]	$1,678M	$2,141M	(22)%	-
Net Income / (Loss)	($482M)	$505M	N.M.	($241M)
Adjusted EBITDA[2]	($518M)	$630M	N.M.	$34M

Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) On May 13, 2025, the Company, GDH Ltd. and GDH LP consummated a series of transactions resulting in the reorganization of the Company’s corporate structure (the “Reorganization Transactions”).
(2) Adjusted EPS, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. Refer to pages 11 through 14 for more information and a non-GAAP to GAAP reconciliation to the most directly comparable GAAP measure.
(3) Includes $1,246M in Cash and Cash Equivalents and $1,360M in Stablecoins as of Q4 2025 and $1,137M in Cash and Cash Equivalents and $773M in
Stablecoins as of Q3 2025.
(4) Consists of $6.4B Assets Under Management, $5.0B Assets Under Stake and $887M of assets managed by a commodity pool operator within Galaxy’s
Global Markets division. Of this total, $1.6B is included in both Assets Under Management and Assets Under Stake, and $790M is included in both assets under stake and the commodity pool operator. Each asset included in these figures generates its own distinct fee stream.
(5) Refer to page 5 of this release for a breakout of Galaxy’s Treasury & Corporate net digital asset and investment exposure, excluding derivatives.

2  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
— Galaxy Financial Snapshot: Fourth Quarter and Full
Year 2025
Fourth Quarter 2025:
•Galaxy reported a net loss of $482 million for Q4 2025, diluted EPS of $(1.08), and adjusted EPS of
$(1.08), driven primarily by the depreciation of digital asset prices, with total crypto market capitalization decreasing by approximately 24% in the quarter.1
•Digital Assets generated adjusted gross profit of $51 million and adjusted EBITDA of $(29) million, reflecting a softer macro environment and lower industry trading volumes and onchain activity.1
•Treasury & Corporate generated adjusted gross profit of $(454) million and adjusted EBITDA of $(488)
million, driven primarily by unrealized losses on digital assets and investments positions.1
Full Year 2025:
•Galaxy reported a net loss of $241 million, diluted EPS of $(0.61), and adjusted EPS of $(0.61) due to lower digital asset prices on the year and approximately $160 million of one-time costs tied to bitcoin mining infrastructure, the Company’s corporate reorganization in May 2025 and the embedded derivative on outstanding exchangeable notes, which no longer impacts results.1
•Digital Assets generated record adjusted gross profit of $505 million and adjusted EBITDA of $247 million. Growth was broad-based, with strong contributions from Trading, Lending, Investment Banking,
Asset Management and Blockchain Infrastructure.
•Treasury & Corporate generated adjusted gross profit of $(86) million and adjusted EBITDA of $(216)
million, driven primarily by unrealized losses on digital assets and investments positions.
•Total equity increased 38% year-over-year (“YoY”) to $3.0 billion, driven primarily by two strategic equity financings. Total assets increased approximately 59% YoY, with cash and stablecoins holdings of
$2.6 billion, up 168% YoY.

GAAP Revenues and Transaction Expenses	Q4 2025	Q3 2025	Q/Q % Change	FY25
Gross Revenues & Gains/(Losses) from Operations	$10,224M	$29,219M	(65)%	$61,356M
Gross Transaction Expenses	$10,306M	$28,293M	(64)%	$60,176M

Segment Reporting Breakdown	Q4 2025	Q3 2025	Q/Q % Change	FY25
Digital Assets Adjusted Gross Profit[1]	$51M	$318M	(84)%	$505M
Digital Assets Adjusted EBITDA[1]	($29M)	$250M	N.M.	$247M

Data Centers Adjusted Gross Profit[1]	$4.6M	$2.7M	N.M.	$7.2M
Data Centers Adjusted EBITDA[1]	$0.3M	$3.7M	N.M.	$2.7M

Treasury & Corporate Adjusted Gross Profit[1]	($454M)	$408M	N.M.	($86M)
Treasury & Corporate Adjusted EBITDA[1]	($488M)	$376M	N.M.	($216M)

Adjusted Gross Profit[1]	($398M)	$729M	N.M.	$426M
Adjusted EBITDA[1]	($518M)	$630M	N.M.	$34M

Net Income	($482M)	$505M	N.M.	($241M)
Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) Adjusted EPS, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. Please see Non-GAAP Financial Measures below for further information. Refer to pages 11 through 14 for more information and a non-GAAP to GAAP reconciliation to the most directly comparable GAAP measure.

3  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
— Digital Assets
Global Markets
Global Markets reported adjusted gross profit of $30 million in the fourth quarter.1
•Galaxy’s digital asset trading volumes declined approximately 40% relative to the prior quarter, reflecting softer client trading activity following a record Q3, which included the execution of a $9 billion notional bitcoin sale.
•Average loan book size of $1.8 billion increased marginally compared to the prior quarter, demonstrating resilience and sustained client demand, despite lower digital asset prices in Q4.
•Investment Banking closed two transactions in Q4, serving as exclusive financial advisor to Aplo in its acquisition by Coincheck and advising on a merger to form an institutional decentralized finance platform.

KEY PERFORMANCE INDICATORS	Q4 2025	Q3 2025	Q/Q % Change
Global Markets Adjusted Gross Profit[1]	$30M	$295M	N.M.
Loan Book Size (Average)	$1,795M	$1,768M	1%
Total Trading Counterparties	1,620	1,532	6%

Global Markets Adjusted Gross Profit: Gross Profit from Galaxy trading activity, net of transaction expenses, and fee revenue associated with the
Investment Banking business. Loan Book Size (Average): Average market value of all open loans, excluding uncommitted credit facilities.

Asset Management & Infrastructure Solutions
Asset Management & Infrastructure Solutions generated $21 million of adjusted gross profit in Q4 2025.1
•Galaxy ended Q4 with $6.4 billion in assets under management and $5.0 billion in assets under stake. Assets declined QoQ, driven primarily by the depreciation of digital asset prices during the period.2
•In Q4, Galaxy expanded its institutional staking footprint by completing the acquisition of Alluvial
Finance and becoming the Development Company for Liquid Collective, reinforcing its role in building and supporting institutional-grade liquid staking infrastructure.

KEY PERFORMANCE INDICATORS	Q4 2025	Q3 2025	Q/Q % Change
Asset Management & Infrastructure Solutions Adjusted Gross Profit[1]	$21M	$23M	(9)%
ETFs	$2,839M	$3,903M	(27)%
Alternatives	$3,582M	$4,813M	(26)%
Assets Under Stake	$4,976M	$6,610M	(25)%

All figures are unaudited. ETFs: Include assets in Galaxy-sponsored and sub-advised exchange-traded funds, including seed investments by affiliates, based on prices as of the end of the specified period. ETF assets include both Galaxy balance sheet and third-party assets. Changes in ETF assets are generally the result of performance, inflows/outflows, and market movements. Alternatives: Includes committed capital closed-end vehicles, fund of fund products, engagements to unwind portfolios, affiliated and unaffiliated separately managed accounts, and seed investments by affiliates, based on prices as of the end of the specified period. For committed capital closed-end vehicles that have completed their investment period, Alternatives are reported as Net
Asset Value (“NAV”) plus unfunded commitments. Alternatives for quarterly close vehicles are reported as of the most recent quarter available for the applicable period. Assets Under Stake: Represents the total notional value of assets bonded to Galaxy validators, based on prices as of the end of the specified period. These figures include both Galaxy balance sheet and third-party assets. Note: As of Q4 2025, $1.6B of assets are captured within both
Assets Under Stake and Alternatives.

(1) Adjusted Gross Profit is a non-GAAP financial measure. Refer to page 11 for more information and a reconciliation to the most directly comparable GAAP measure.
(2) Assumes prices for relevant cryptocurrencies as of 12/31/2025.
4  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
— Data Centers
Helios Data Center Campus:
•Galaxy remains on track to deliver 133MW of critical IT load to CoreWeave in the first half of 2026 under the Phase I lease agreement, with the first data hall expected to be delivered in Q1.
•Construction for the initial Phase I deployment is substantially complete, the site is fully dried-in, and commissioning is underway.
•On January 15, 2026, Galaxy announced it received ERCOT approval for an additional 830 MW of power capacity, bringing Helios’ total approved capacity to more than 1.6 gigawatts and positioning the campus to support continued multi-phase development in 2026 and beyond.

1.6GW Total Approved Power Capacity at Helios	CoreWeave Contracted Capacity
	Phase I	Phase II	Phase III	Phase I + II + III
	133MW	260MW	133MW	526MW
	Contracted Critical IT Load[1]	Contracted Critical IT Load[1]	Contracted Critical IT Load[1]	Total Contracted Critical IT Load[1]
	1H26	2027	2028	$1B+
	Expected Delivery Date[2]	Expected Delivery Date[2]	Expected Delivery Date[2]	Anticipated Average Annual Revenue[3]

(1) Approximately 200 MW of gross power capacity for Phase I, 400 MW of gross power capacity for Phase II, and 200 MW of gross power capacity for Phase III, for a total gross power capacity of 800 MW. (2) Will be completed in phases, with the full capacity for Phase I expected to be delivered by the end of the first half of 2026, Phase II expected throughout 2027 and Phase III expecting to commence in 2028. (3) Based on committed contractual terms, internal estimates for capital expenditures, and assumes full capacity utilization of the 526 MW of critical IT load. Actual results may differ materially due to business, economic and competitive uncertainties and contingencies, which are beyond the control of the Company and its management and subject to change.
Galaxy’s Helios Data Center campus under construction for Phase I, January 2026.
5  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
— Balance Sheet
Equity Capital
As of December 31, 2025, Galaxy had $3.0 billion in equity capital, up 38% YoY.
Below is a breakout of how the Company’s equity capital is allocated across its Digital Assets, Data Centers and Treasury & Corporate segments.

$3.0 billion of equity capital across three segments:
~36%	~25%	~39%
Digital Assets	Data Centers	Treasury & Corporate
Treasury & Corporate Net Digital Asset and Investment
Exposure, Excluding Derivatives
The Company’s Treasury & Corporate segment maintains exposure to the digital asset ecosystem through a diversified allocation across spot positions, ETFs, equities, venture investments, private equity holdings and fund investments.
The below pie chart is representative of the Treasury & Corporate segment’s net digital asset and investment exposure as of December 31, 2025.
The pie chart does not include derivative instruments.
(1) Includes spot BTC, associated tokens such as wrapped BTC, and interests in investment vehicles designed to hold BTC.
(2) Includes spot ETH, associated tokens such as wrapped ETH, and interests in investment vehicles designed to hold ETH.
(3) Includes spot SOL, associated tokens such as wrapped SOL, and interests in investment vehicles designed to hold SOL, including Galaxy’s investment in Forward Industries.
(4) Represents spot and interests in investment vehicles that provide exposure to other digital assets.
(5) Includes publicly traded securities, including those subject to a short-term lock-up.
6  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
Earnings Conference Call
An investor conference call will be held today, February 3, 2026, at 8:30 AM Eastern Time. A live webcast will be available at https://
investor.galaxy.com/, on the Company's YouTube channel and through the Company’s X profile (@GalaxyDigitalHQ). A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company's Investor Relations website.
Through March 3, 2026, the recording will also be available by dialing 1-844-512-2921, or 1-412-317-6671 (outside the U.S. and
Canada) and using the passcode: 18446.
Galaxy will host an Earnings AMA on Tuesday, February 10 at 11:00 AM Eastern Time via X Spaces which is accessible through
Galaxy’s X profile (@GalaxyDigitalHQ), during which members of management may discuss the Company’s financial results and forward-looking statements. See full disclosures below.

About Galaxy Digital Inc. (Nasdaq/TSX: GLXY)
Galaxy Digital Inc. (Nasdaq/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and HPC workloads. Our 1.6 GW Helios campus in Texas positions Galaxy among the largest and fastest-
growing data center developers in North America. The Company is headquartered in New York City, with offices across North America,
Europe, the Middle East, and Asia. Additional information about Galaxy's businesses and products is available on www.galaxy.com.
Disclaimer
The TSX has not approved or disapproved of the information contained herein. The Ontario Securities Commission has not passed upon the merits of the disclosure record of Galaxy.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This press release and the accompanying conference call may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) and "forward-looking information" under Canadian securities laws (collectively, "forward-looking statements"). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about Galaxy’s business plans and goals, including with respect to the lease with CoreWeave, and the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,”
“continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,”
“would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the inability to maintain Nasdaq’s listing standards; (2) costs related to AI/HPC plans, the transactions, operations and strategy; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) changes or events that impact the cryptocurrency and AI/HPC industry, including potential regulation, that are out of our control; (6) the risk that our business will not grow in line with our expectations or continue on its current trajectory; (7) the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of it; (8) the possibility that there is a disruption or change in power dynamics impacting our results or current or future load capacity; (9)
any delay or failure to consummate the business mandates or achieve our pipeline goals; (10) technological challenges, cyber incidents or exploits; (11) risks related to retrofitting our existing facility from mining to AI/HPC infrastructure, including the timing of construction and its impact on lease revenue; (12) any inability or difficulty in obtaining additional financing for AI/HPC infrastructure needs on acceptable terms or at all; (13) changes to the AI/HPC infrastructure needs and their impact on future plans at the Helios campus; (14)
any delay in, or failure to close, the acquisition of the additional land and power adjacent to the Helios campus currently under contract;
(15) risks associated with the leasing business, including those associated with counterparties; (16) risks associated with our
GalaxyOne platform; and (17) those other risks contained in filings we make with the Securities and Exchange Commission (the “SEC”)
from time to time, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on
7  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
November 10, 2025 and available on Galaxy’s profile at www.sec.gov (our “Form 10-Q”). Factors that could cause actual results to differ materially from those described in such forward-looking statements include, but are not limited to, financing and construction terms and conditions, a decline in the digital asset market or general economic conditions; the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of the stated addressable market; the failure or delay in the adoption of digital assets and the blockchain ecosystem; a delay or failure in developing infrastructure for our business or our businesses achieving our mandates; delays or other challenges in the mining and AI/HPC infrastructure business related to hosting, power or construction;
any challenges faced with respect to exploits, considerations with respect to liquidity and capital planning; and changes in applicable law or regulation and adverse regulatory developments. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.
This press release and our earnings call contain certain preliminary information about our performance in the fourth quarter and fiscal year of 2025. This information is preliminary and represents the most current information available to management. The Company’s actual consolidated financial statements may differ materially as a result of the completion of normal quarterly accounting procedures and adjustments or due to other risks contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, this press release and the accompanying tables contain adjusted gross profit, adjusted EBITDA, and, adjusted EPS, which are non-GAAP financial measures. Adjusted gross profit, adjusted EBITDA, and, adjusted EPS are unaudited, presented as supplemental disclosure and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Please see pages 11 - 14 for a reconciliation of (i) adjusted gross profit to revenues and gains / (losses) from operations (including for our individual segments) during the three months ended December 31, 2025 and 2024 and during the years ended December 31, 2025 and 2024, (ii) adjusted EBITDA to net income (loss) (including for our individual segments) during the three months ended
December 31, 2025 and 2024 and during the years ended December 31, 2025 and 2024 and (iii) adjusted EPS to diluted EPS for the years ended December 31, 2025 and 2024. .
It is important to note that the particular items we exclude from, or include in, adjusted gross profit, adjusted EBITDA, and, adjusted
EPS may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.
We believe adjusted gross profit is a helpful non-GAAP financial measure to our management and investors because it eliminates the impact of the directly attributable transaction expenses. As such, it provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.
Adjusted EBITDA is a non-GAAP financial measure that is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making. This non-GAAP measure provides investors with additional information in evaluating the Company’s operating performance. Adjusted
EBITDA represents Net income / (loss) excluding (i) equity based compensation, (ii) notes interest expense, (iii) taxes, (iv) depreciation and amortization expense, (v) gains and losses on the embedded derivative on our exchangeable notes which ceased to exist upon consolidation as a result of the Reorganization Transactions, (vi) mining-related impairment loss / loss on disposal of mining equipment,
(vii) settlement expense, (viii) other (income) / expense, net and (ix) and reorganization and domestication costs. The above items are excluded from our Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful.
Adjusted EPS is defined as diluted EPS assuming all outstanding noncontrolling interest holders exchanged their LP units in GDH LP for Class A common stock of the Company. This non-GAAP financial measure is commonly used as an analytical indicator of performance by investors within the industries in which we operate. Adjusted EPS should not be considered in isolation or as an alternative to or a substitute for financial statement data presented in Galaxy’s Digital’s consolidated financial statements as indicators of financial performance.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
© Copyright Galaxy Digital 2025. All rights reserved.
8  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Inc.’s Consolidated Statements of Financial Position (unaudited)

(in thousands)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents .........................................................................................................................................	$1,246,240	$462,103
Digital intangible assets (includes $2,717.4 and $1,997.4 million measured at fair value) ..............................	3,526,216	2,547,581
Digital financial assets .................................................................................................................................................	988,621	359,665
Digital assets loan receivable, net of allowance ......................................................................................................	1,070,029	579,530
Investments ...................................................................................................................................................................	709,069	834,812
Assets posted as collateral, net of allowance ..........................................................................................................	199,983	277,147
Derivative assets ..........................................................................................................................................................	83,807	207,653
Accounts receivable (includes $3.4 and $4.6 million due from related parties) .................................................	34,012	55,279
Digital assets receivable ..............................................................................................................................................	3,778	53,608
Loans receivable, net of allowance ...........................................................................................................................	554,449	476,620
Prepaid expenses and other assets ..........................................................................................................................	99,734	26,892
Total current assets ...........................................................................................................................................................	8,515,938	5,880,890
Non-current assets
Digital assets receivable ..............................................................................................................................................	4,719	7,112
Digital assets loan receivable, net of allowance, non-current ...............................................................................	8,900	—
Investments (includes $864.0 and $745.5 million measured at fair value) ........................................................	1,023,236	808,694
Digital intangible assets ...............................................................................................................................................	26,824	20,979
Loans receivable, net of allowance, non-current .....................................................................................................	2,553	—
Property and equipment, net ......................................................................................................................................	1,423,113	237,038
Other non-current assets .............................................................................................................................................	276,275	107,105
Goodwill .........................................................................................................................................................................	66,523	58,037
Total non-current assets ...................................................................................................................................................	2,832,143	1,238,965
Total assets .....................................................................................................................................................................	$11,348,081	$7,119,855
Liabilities and Equity
Current liabilities
Derivative liabilities .......................................................................................................................................................	40,482	165,858
Accounts payable and accrued liabilities (includes $0.0 and $96.9 million due to related parties) .................	277,663	281,531
Digital assets borrowed ...............................................................................................................................................	2,361,161	1,497,609
Payable to customers ..................................................................................................................................................	85,808	19,520
Loans payable ...............................................................................................................................................................	52,626	510,718
Collateral payable .........................................................................................................................................................	1,980,171	1,399,655
Notes payable - current ...............................................................................................................................................	428,545	—
Other current liabilities .................................................................................................................................................	85,062	13,034
Total current liabilities .......................................................................................................................................................	5,311,518	3,887,925
Non-current liabilities
Notes payable ...............................................................................................................................................................	2,432,510	845,186
Digital assets borrowed - non-current .......................................................................................................................	56,107	—
Other non-current liabilities (includes $72.3 and $0.0 million due to related parties) ........................................	513,169	192,392
Total non-current liabilities ...............................................................................................................................................	3,001,786	1,037,578
Total liabilities ................................................................................................................................................................	8,313,304	4,925,503
Equity
GDH LP Unit Holders ...................................................................................................................................................	—	2,194,352
Class A common stock, $0.001 par value; 2,000,000,000 shares authorized and 192,695,681 issued and outstanding ....................................................................................................................................................................	192	—
Convertible Class B common stock,$0.0000000001 par value; 500,000,000 shares authorized and 198,408,277 issued and outstanding ........................................................................................................................	—	—
Additional Paid in Capital ............................................................................................................................................	1,583,789	—
Accumulated other comprehensive income (loss) ..................................................................................................	(2,038)	—
Retained Earnings ........................................................................................................................................................	342,921	—
Total stockholders’ equity(1) .........................................................................................................................................	1,924,864	2,194,352
Noncontrolling interest .................................................................................................................................................	1,109,913	—
Total equity ......................................................................................................................................................................	3,034,777	2,194,352
Total liabilities and equity ...........................................................................................................................................	$11,348,081	$7,119,855
9  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
(1) For periods prior to the Reorganization Transactions, represents total GDH LP Unit Holders’ Capital.
Galaxy Digital Inc.’s Consolidated Statements of Operations (unaudited)

	Years ended
(in thousands)	December 31, 2025	December 31, 2024

Revenues ................................................................................................................................	$60,406,728	$42,596,673
Gains / (losses) from operations ..........................................................................................	948,939	1,161,117
Revenues and gains / (losses) from operations ......................................................	61,355,667	43,757,790
Operating expenses:
Transaction expenses ...........................................................................................................	60,175,832	42,409,856
Impairment of digital assets ..................................................................................................	753,701	331,920
Compensation and benefits ..................................................................................................	299,868	265,591
General and administrative .................................................................................................	182,893	279,297
Technology ..............................................................................................................................	46,939	30,510
Professional fees ....................................................................................................................	75,027	51,076
Notes interest expense ........................................................................................................	59,247	30,804
Total operating expenses ..............................................................................................	61,593,507	43,399,054
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative .....................................................	(35,544)	(31,727)
Other income / (expense), net .............................................................................................	2,705	2,774
Total other income / (expense) ....................................................................................	(32,839)	(28,953)
Net income / (loss) before taxes .........................................................................................	(270,679)	329,783
Income taxes expense / (benefit) ........................................................................................	(29,330)	(16,939)
Net income / (loss) ...................................................................................................................	$(241,349)	$346,722
Other comprehensive income (loss), net of tax
Change in fair value of cash flow hedges .........................................................................	(4,506)	—
Other comprehensive income (loss) ..................................................................................	(4,506)	—
Comprehensive income (loss) .............................................................................................	$(245,855)	$346,722
Comprehensive income / (loss) attributed to:
Class B Unit holders of GDH LP .........................................................................................	(204,745)	230,457
Noncontrolling interests ......................................................................................................	45,792	—
Class A common stockholders of the Company(1) ...........................................................	$(86,902)	$116,265

Net income / (loss) per Class A common stock(2) ...........................................................
Basic ..........................................................................................................................................	$(0.53)	$0.96
Diluted ........................................................................................................................................	$(0.61)	$0.84
Weighted average shares outstanding used to compute net income / (loss) per share(3) ........................................................................................................................................

Basic ..........................................................................................................................................	159,201,378	120,847,366
Diluted ........................................................................................................................................	366,475,172	356,723,762
(1) For periods prior to the Reorganization Transactions, represents net income / (loss) attributable to Class A Units of GDH LP.
(2) For periods prior to the Reorganization Transactions, represents net income / (loss) per Class A Unit of GDH LP.
(3) For periods prior to the Reorganization Transactions, represents weighted average Class A Units of GDH LP used to calculate net income / (loss) per unit.

10  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.

	Period Ended
(in thousands)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024

Revenues ................................................................................................................................................	$10,366,829	$15,807,753
Gains / (losses) from operations .........................................................................................................	(142,806)	544,613
Revenues and gains / (losses) from operations .....................................................................	10,224,023	16,352,366
Operating expenses:
Transaction expenses ...........................................................................................................................	10,306,105	15,750,795
Impairment of digital assets .................................................................................................................	316,093	140,981
Compensation and benefits .................................................................................................................	92,898	85,977
General and administrative .................................................................................................................	18,377	213,414
Technology ..............................................................................................................................................	13,939	9,086
Professional fees ...................................................................................................................................	17,013	12,829
Notes interest expense ........................................................................................................................	16,521	9,683
Total operating expenses ..............................................................................................................	10,780,946	16,222,765
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative .....................................................................	—	(16,583)
Other income / (expense), net .............................................................................................................	424	167
Total other income / (expense) ....................................................................................................	424	(16,416)
Net income / (loss) before taxes ............................................................................................................	(556,499)	113,185
Income taxes expense / (benefit) ........................................................................................................	(74,833)	(4,337)
Net income / (loss) ..................................................................................................................................	$(481,666)	$117,522
Other comprehensive income (loss), net of tax
Change in fair value of cash flow hedges .........................................................................................	(1,901)	—
Other comprehensive income (loss) ..................................................................................................	(1,901)	—
Comprehensive income (loss) .............................................................................................................	$(483,567)	$117,522
Comprehensive income / (loss) attributed to:
Class B Unit holders of GDH LP .............................................................................................................	—	74,123
Noncontrolling interests ......................................................................................................................	(286,242)	—
Class A common stockholders of the Company(1) ...........................................................................	$(197,325)	$43,399

Net income / (loss) per Class A common stock(2) ...........................................................................
Basic ..........................................................................................................................................................	$(1.04)	$0.34
Diluted .......................................................................................................................................................	$(1.08)	$0.34
Weighted average shares outstanding used to compute net income / (loss) per share(3) ..
Basic ..........................................................................................................................................................	190,273,074	126,382,071
Diluted .......................................................................................................................................................	389,206,281	365,354,895
(1) For periods prior to the Reorganization Transactions, represents net income / (loss) attributable to Class A Units of GDH LP.
(2) For periods prior to the Reorganization Transactions, represents net income / (loss) per Class A Unit of GDH LP.
(3) For periods prior to the Reorganization Transactions, represents weighted average Class A Units of GDH LP used to calculate net income / (loss)
per unit.

11  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
Ownership of GDH LP Limited Partnership Interests

	December 31, 2025		December 31, 2024
	Ownership	% interest	Ownership	% interest
Galaxy Digital Inc. (1) ...........	192,695,681	49.3%	—	—%
Noncontrolling interests (1) ..	198,408,277	50.7%	—	—%
Galaxy Digital Holdings Ltd (1) .............................................	—	—%	127,577,780	37.1%
Class B Unit Holders (1) .......	—	—%	215,862,343	62.9%
Total ......................................	391,103,958	100.0%	343,440,123	100.0%
(1) As a result of the Reorganization Transactions, on May 13, 2025, Galaxy Digital Holdings Ltd. was acquired by Galaxy Digital Inc. and the Class B
Unit Holders of GDH LP became noncontrolling interests of Galaxy Digital Inc. The change in relative ownership interests between December 31, 2024 and June 30, 2025 is primarily due to sale of shares by Galaxy Digital Inc. and conversion of Class B units during the period.
Reconciliation of Revenue and Gains/(Losses) from Operations
The following table reconciles Revenues and gains / (losses) from operations to adjusted gross profit for the three months ended
December 31, 2025 and December 31, 2024 and the years ended December 31, 2025 and 2024:

	Three Months Ended December 31, 2025
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$10,668,020	$4,585	$(448,582)	$10,224,023
Less: Transaction expenses .........................................................	10,300,781	—	5,324	10,306,105
Less: Impairment of digital assets ...............................................	316,093	—	—	316,093
Adjusted gross profit ..................................................................	$51,146	$4,585	$(453,906)	$(398,175)

	Three Months Ended December 31, 2024
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$15,888,009	$—	$464,357	$16,352,366
Less: Transaction expenses .........................................................	15,715,006	—	35,789	15,750,795
Less: Impairment of digital assets ...............................................	72,049	—	68,932	140,981
Adjusted gross profit ..................................................................	$100,954	$—	$359,636	$460,590

	Year Ended December 31, 2025
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$61,249,266	$7,247	$99,154	$61,355,667
Less: Transaction expenses .........................................................	60,108,627	—	67,205	60,175,832
Less: Impairment of digital assets ...............................................	635,410	—	118,291	753,701
Adjusted gross profit ..................................................................	$505,229	$7,247	$(86,342)	$426,134

	Year Ended December 31, 2024
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$42,740,403	$—	$1,017,387	$43,757,790
Less: Transaction expenses .........................................................	42,298,052	—	111,804	42,409,856
Less: Impairment of digital assets ...............................................	139,247	—	192,673	331,920
Adjusted gross profit ..................................................................	$303,104	$—	$712,910	$1,016,014
12  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Adjusted EBITDA
The following table reconciles the Company’s adjusted EBITDA figures to net income for the three months ended December 31, 2025 and December 31, 2024 and the years ended December 31, 2025 and 2024:

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended December 31, 2025
Net income / (loss) .........................................................................................	$(41,501)	$(303)	$(439,862)	$(481,666)
Add back:
Equity based compensation and related expense .................................	8,827	464	5,374	14,665
Notes interest expense and other expense .............................................	—	—	16,521	16,521
Taxes .............................................................................................................	—	—	(74,833)	(74,833)
Depreciation and amortization expense ...................................................	3,679	—	2,922	6,601
Mining related impairment loss / loss on disposal ..................................	—	—	—	—
Settlement expense .....................................................................................	—	—	1,589	1,589
Other (income) / expense, net ...................................................................	(319)	90	(195)	(424)
Reorganization and domestication costs .................................................	—	—	—	—
Adjusted EBITDA ...........................................................................................	$(29,314)	$251	$(488,484)	$(517,547)

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended December 31, 2024
Net income / (loss) .........................................................................................	$29,407	$(2,148)	$90,263	$117,522
Add back:
Equity based compensation and related expense .................................	12,947	—	11,295	24,242
Notes interest expense and other expense .............................................			11,770	11,770
Taxes .............................................................................................................			(4,337)	(4,337)
Depreciation and amortization expense ...................................................	3,389	2,148	7,879	13,416
Mining related impairment loss / loss on disposal ..................................	—	—	—	—
Unrealized (gain) / loss on notes payable – derivative ...........................	—	—	16,583	16,583
Settlement expense .....................................................................................	—	—	182,462	182,462
Other (income) / expense, net ...................................................................	—	—	(167)	(167)
Reorganization and domestication costs .................................................	—	—	680	680
Adjusted EBITDA ...........................................................................................	$45,743	$—	$316,428	$362,171

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Year Ended December 31, 2025
Net income / (loss) .........................................................................................	$193,886	$(1,098)	$(434,137)	$(241,349)
Add back:
Equity based compensation and related expense .................................	38,584	2,580	24,355	65,519
Notes interest expense and other expense .............................................			59,247	59,247
Taxes .............................................................................................................			(29,330)	(29,330)
Depreciation and amortization expense ...................................................	14,606	1,251	18,212	34,069
Mining related impairment loss / loss on disposal ..................................	—	—	95,056	95,056
Unrealized (gain) / loss on notes payable – derivative ...........................	—	—	35,544	35,544
Settlement expense .....................................................................................	—	—	8,933	8,933
Other (income) / expense, net ...................................................................	(325)	—	(2,380)	(2,705)
Reorganization and domestication costs .................................................	—	—	8,687	8,687
Adjusted EBITDA ...........................................................................................	$246,751	$2,733	$(215,813)	$33,671
13  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Year Ended December 31, 2024
Net income / (loss) .........................................................................................	$47,008	$(7,497)	$307,211	$346,722
Add back:
Equity based compensation and related expense .................................	54,823	—	30,921	85,744
Notes interest expense and other expense .............................................	—	—	38,333	38,333
Taxes .............................................................................................................	—	—	(16,939)	(16,939)
Depreciation and amortization expense ...................................................	11,446	7,497	27,937	46,880
Mining related impairment loss / loss on disposal ..................................	—	—	—	—
Unrealized (gain) / loss on notes payable – derivative ...........................	—	—	31,727	31,727
Settlement expense .....................................................................................	—	—	182,462	182,462
Other (income) / expense, net ...................................................................	—	—	(2,773)	(2,773)
Reorganization and domestication costs .................................................	—	—	3,244	3,244
Adjusted EBITDA ...........................................................................................	$113,277	$—	$602,123	$715,400
14  |  GLXY • Q4 & FY 2025All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Adjusted Income (Loss) per Share
The adjusted income (loss) per share represents the diluted income (loss) per Class A common stock assuming all outstanding noncontrolling interest holders exchanged their LP units in GDH LP for Class A common stock of the Company. In periods where the noncontrolling interest is already included in the GAAP diluted income (loss) per share, the adjusted income (loss) per share is identical to the GAAP income (loss) per share.
The following table reconciles the Company’s adjusted income (loss) per share figures to diluted income (loss) per share for the year ended December 31, 2025:

	Twelve Months Ended
(in thousands, except for share data and per share amounts)	December 31, 2025	December 31, 2024
Net income used to calculate diluted EPS .........................................................................................	(221,857)	299,585
Noncontrolling interest income, net of tax .........................................................................................	—	—
Net income used to calculate adjusted income (loss) per share ...................................................	$(221,857)	$299,585

Weighted average number of Class A Common Stock shares for the purposes of diluted income (loss) per share ........................................................................................................................	366,475,172	356,723,762
Noncontrolling interest weighted average shares outstanding .......................................................	—	—
Weighted average number of Class A Common Stock shares for the purposes of Adjusted income (loss) per share ........................................................................................................................	366,475,172	356,723,762

Adjusted income (loss) per share ...................................................................................................	$(0.61)	$0.84